Exhibit 99.1

Sonos Reports Third Quarter Fiscal 2022 Results

Santa Barbara, CA – August 10, 2022 - Sonos, Inc. (Nasdaq: SONO) today reported third quarter fiscal 2022 results.

Third Quarter 2022 Financial Highlights (unaudited)

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Revenue decreased 1.8% year-over-year to $371.8 million; on a constant-currency basis, revenue increased approximately 2.2% year-over-year
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Gross margin increased 30 basis points year-over-year to 47.3%
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GAAP net loss of $0.6 million compared to GAAP net income of $17.8 million last year; non-GAAP net income excluding stock-based compensation and legal and transaction related fees of $25.6 million compared to $38.7 million last year
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GAAP diluted earnings per share (EPS) of $0.00 compared to $0.12 last year; non-GAAP diluted EPS excluding stock-based compensation and legal and transaction related fees of $0.19 compared to $0.27 last year
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Adjusted EBITDA of $42.1 million compared to $46.7 million last year
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Adjusted EBITDA margin of 11.3% compared to 12.3% last year
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Cash flows used in operating activities of $6.7 million
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Free cash flow of ($16.0) million

Sonos CEO Patrick Spence commented, “We have seen the macroeconomic backdrop become significantly more challenging for us starting in June as the dollar’s appreciation and high inflation have adversely affected consumer sentiment globally, particularly in the categories in which we play. As a result, revenue missed our expectations for Q3 and we are adjusting our FY22 outlook accordingly.”

Spence continued, “Although we cannot predict when macroeconomic conditions will normalize, we remain confident that, when they do, we will return to double-digit revenue growth. We base this on our category leadership position, our flywheel of new and existing customer repurchases and robust product roadmap. We expect to weather the current environment while operating from a position of strength: we are profitable, we are debt free, and we have a huge market opportunity. We are tightly focused on expenses while prudently and deliberately investing in a number of products and initiatives in new and existing categories that we believe customers will love and will drive our long-term success.”

Sonos today separately announced that Brittany Bagley, the Company’s Chief Financial Officer (CFO), is stepping down to pursue another professional opportunity. Eddie Lazarus, the Company’s Chief Legal Officer (CLO) will succeed Ms. Bagley as interim CFO effective Sept. 1, 2022.

Fiscal 2022 Outlook

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Revenue in the range of $1.730 billion to $1.755 billion, representing growth of 1% to 2% from fiscal 2021, or growth of 4% to 5% on a constant currency basis. This compares to a prior outlook range of $1.95 billion to $2.0 billion, which represented growth of 14% to 16% from fiscal 2021
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Gross margin in the range of 45.7% to 45.9%, narrowed from previous gross margin range of 45.5% to 46.0%
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Adjusted EBITDA in the range of $215 million to $230 million, representing a decline of 23% to 17% from fiscal 2021. This compares to a prior outlook range of $290 million to $310 million, which represented growth of 4% to 11%
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Adjusted EBITDA margin of 12.4% to 13.1%, compared to prior outlook range of 14.9% to 15.5%

Fiscal 2024 Targets

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Due to the uncertain and evolving macroeconomic backdrop, the timeline to achieve the Company’s previously issued targets of $2.5 billion revenue, 45-47% gross margins and 15-18% Adjusted EBITDA margins is being extended beyond FY2024

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its third quarter fiscal 2022 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript

The company will host a webcast of its conference call and Q&A related to its third quarter fiscal 2022 results on August 10, 2022, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.

The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.

An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue	$ 371,783	$ 378,672	$ 1,436,046	$ 1,357,204
Cost of revenue	195,935	200,811	763,779	714,142
Gross profit	175,848	177,861	672,267	643,062
Operating expenses
Research and development	62,522	55,578	188,798	164,294
Sales and marketing	63,993	67,231	207,684	198,888
General and administrative	42,373	38,323	126,189	113,372
Total operating expenses	168,888	161,132	522,671	476,554
Operating income	6,960	16,729	149,596	166,508
Other income (expense), net
Interest income	429	34	585	114
Interest expense	(196)	(77)	(384)	(525)
Other income (expense), net	(9,858)	1,998	(13,541)	4,678
Total other income (expense), net	(9,625)	1,955	(13,340)	4,267
Income (loss) before provision for (benefit from) income taxes	(2,665)	18,684	136,256	170,775
Provision for (benefit from) income taxes	(2,068)	858	4,805	3,436
Net income (loss)	$ (597)	$ 17,826	$ 131,451	$ 167,339

Net income (loss) attributable to common stockholders:
Basic and diluted	$ (597)	$ 17,826	$ 131,451	$ 167,339

Net income (loss) per share attributable to common stockholders:
Basic	$ 0.00	$ 0.14	$ 1.03	$ 1.38
Diluted	$ 0.00	$ 0.12	$ 0.94	$ 1.20

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	127,884,400	125,138,279	127,886,487	120,876,472
Diluted	127,884,400	144,181,632	139,502,527	139,293,775

Total comprehensive income (loss)
Net income (loss)	(597)	17,826	131,451	167,339
Change in foreign currency translation adjustment	(1,711)	(784)	(1,971)	262
Comprehensive income (loss)	$ (2,308)	$ 17,042	$ 129,480	$ 167,601

Condensed Consolidated Balance Sheets
(unaudited, dollars in thousands, except par values)
	As of
	July 2, 2022	October 2, 2021
Assets
Current assets:
Cash and cash equivalents	$ 439,726	$ 640,101
Accounts receivable, net of allowances	124,884	100,779
Inventories	335,730	185,130
Prepaids and other current assets	23,124	31,504
Total current assets	923,464	957,514
Property and equipment, net	75,862	71,341
Operating lease right-of-use assets	28,093	33,841
Goodwill	79,824	15,545
Intangible assets, net	96,936	24,450
Deferred tax assets	1,804	10,028
Other noncurrent assets	37,247	26,085
Total assets	$ 1,243,230	$ 1,138,804
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 308,032	$ 214,996
Accrued expenses	107,993	108,029
Accrued compensation	27,250	77,695
Deferred revenue, current	18,334	35,866
Other current liabilities	43,611	39,544
Total current liabilities	505,220	476,130
Operating lease liabilities, noncurrent	26,118	33,960
Deferred revenue, noncurrent	57,487	53,632
Deferred tax liabilities	10,789	2,394
Other noncurrent liabilities	880	3,646
Total liabilities	600,494	569,762
Stockholders’ equity:
Common stock, $0.001 par value	131	129
Treasury stock	(65,050)	(50,276)
Additional paid-in capital	649,449	690,462
Retained earnings (accumulated deficit)	61,553	(69,897)
Accumulated other comprehensive loss	(3,347)	(1,376)
Total stockholders’ equity	642,736	569,042
Total liabilities and stockholders’ equity	$ 1,243,230	$ 1,138,804

Condensed Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Nine Months Ended
	July 2, 2022	July 3, 2021
Cash flows from operating activities
Net income	$ 131,451	$ 167,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,699	25,789
Impairment and abandonment	62	2,789
Stock-based compensation expense	57,463	46,755
Other	8,594	1,253
Deferred income taxes	(1,238)	95
Foreign currency transaction (gain) loss	4,437	(2,226)
Changes in operating assets and liabilities:
Accounts receivable, net	(28,476)	(13,846)
Inventories	(158,129)	32,333
Other assets	(1,587)	(17,730)
Accounts payable and accrued expenses	97,421	(27,169)
Accrued compensation	(49,769)	21,501
Deferred revenue	(10,958)	7,715
Other liabilities	(1,313)	2,143
Net cash provided by operating activities	75,657	246,741
Cash flows from investing activities
Purchases of property and equipment, intangible and other assets	(24,946)	(34,792)
Cash paid for acquisitions, net of acquired cash	(126,416)	—
Net cash used in investing activities	(151,362)	(34,792)
Cash flows from financing activities
Payments for debt issuance costs	(929)	—
Payments of borrowings	—	(25,000)
Payments for repurchase of common stock	(117,093)	(21,729)
Proceeds from exercise of common stock options	37,257	131,536
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of restricted stock units	(33,412)	(34,877)
Net cash provided by (used in) financing activities	(114,177)	49,930
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(10,493)	1,735
Net increase (decrease) in cash, cash equivalents and restricted cash	(200,375)	263,614
Cash, cash equivalents and restricted cash
Beginning of period	640,101	407,291

End of period	$ 439,726	$ 670,905
Supplemental disclosure
Cash paid for interest	$ 223	$ 434
Cash paid for taxes, net of refunds	$ 8,862	$ 3,773
Cash paid for amounts included in the measurement of lease liabilities	$ 11,185	$ 15,078
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 10,937	$ 9,046
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 2,141	$ 1,622

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net income (loss)	$ (597)	$ 17,826	$ 131,451	$ 167,339
Add (deduct):
Depreciation and amortization	8,907	9,065	27,699	25,789
Stock-based compensation expense	18,779	15,547	57,463	46,755
Interest income	(429)	(34)	(585)	(114)
Interest expense	196	77	384	525
Other income (expense), net	9,858	(1,998)	13,541	(4,678)
Provision for (benefit from) income taxes	(2,068)	858	4,805	3,436
Restructuring and related expenses(1)	—	—	—	(2,611)
Legal and transaction related costs(2)	7,459	5,351	17,344	25,030
Adjusted EBITDA	$ 42,105	$ 46,692	$ 252,102	$ 261,471
Revenue	$ 371,783	$ 378,672	$ 1,436,046	$ 1,357,204
Adjusted EBITDA margin	11.3%	12.3%	17.6%	19.3%

(1) Restructuring and related expenses for the nine months ended July 3, 2021, include a gain of $2.8 million, related to our negotiation for the early termination of a facility lease that was part of the 2020 restructuring plan. The gain represents the difference between the related operating lease liability and previously accrued restructuring expenses versus the early termination payment.

(2) Legal and transaction related costs consist of expenses related to our intellectual property litigation against Alphabet Inc. and Google LLC as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

Reconciliation of Cash Flows Provided by (Used in) Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Cash flows provided by (used in) operating activities	$ (6,717)	$ 70,786	$ 75,657	$ 246,741
Less: Purchases of property and equipment, intangible and other assets	(9,281)	(14,865)	(24,946)	(34,792)
Free cash flow	$ (15,998)	$ 55,921	$ 50,711	$ 211,949

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Sonos speakers	$ 314,205	$ 310,233	$ 1,133,825	$ 1,105,283
Sonos system products	38,363	47,621	234,328	197,442
Partner products and other revenue	19,215	20,818	67,893	54,479
Total revenue	$ 371,783	$ 378,672	$ 1,436,046	$ 1,357,204

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Americas	$ 232,421	$ 223,720	$ 844,099	$ 784,898
Europe, Middle East and Africa	112,684	126,228	486,473	480,541
Asia Pacific	26,678	28,724	105,474	91,765
Total revenue	$ 371,783	$ 378,672	$ 1,436,046	$ 1,357,204

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Cost of revenue	$ 448	$ 248	$ 1,153	$ 723
Research and development	7,858	6,125	22,687	19,067
Sales and marketing	3,826	3,277	11,650	10,317
General and administrative	6,647	5,897	21,973	16,648
Total stock-based compensation expense	$ 18,779	$ 15,547	$ 57,463	$ 46,755

Use of Non-GAAP Measures

We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, net income excluding stock-based compensation and legal and transaction related fees, and diluted earnings per share (EPS) excluding stock-based compensation and legal and transaction related fees. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define adjusted EBITDA as net income adjusted to exclude the impact of depreciation, stock-based compensation expense, interest income, interest expense, other income (expense), income taxes and other items that we do not consider representative of our underlying operating performance. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment and intangible and other assets. We calculate non-GAAP net income excluding stock-based compensation and legal and transaction related fees as net income less stock-based compensation and legal and transaction related fees. We calculate non-GAAP diluted EPS excluding stock-based compensation and legal and transaction related fees as net income less stock-based compensation and legal and transaction related fees divided by our number of shares at fiscal year end. We calculate constant currency growth percentages by translating our prior period financial results using the current period average currency exchange rates and comparing these amounts to our current period reported results. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our outlook for the fiscal year ending October 1, 2022, our long-term outlook, our long-term focus, financial, growth and business strategies and opportunities, growth metrics and targets, our business model, new products, services and partnerships, profitability and gross margins, market growth and our market share, the macroeconomic environment and our ability to weather it, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to the duration and impact of the COVID-19 pandemic and related mitigation efforts on our industry and our supply chain; supply chain challenges, including shipping and logistics challenges, significant limits on component supplies and inflationary pressures; the impact of global economic, market and political events, including the continuing conflict between Russia and Ukraine, foreign currency exchange fluctuations and inflation; changes in consumer income and overall consumer spending as a result of economic or political uncertainty; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to meet product demand and manage any product availability delays; and the other risk factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended April 2, 2022 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.

About Sonos

Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact

James Baglanis
IR@sonos.com

Press Contact

Tom Lodge

PR@sonos.com

Source: Sonos